Exhibit 10.3

Loan No. 10518230    December 6th, 2018
$6,950,000    (the “Effective Date”)

SECURED PROMISSORY NOTE
FOR VALUE RECEIVED, the undersigned, RPT WALLINGFORD PLAZA, LLC, a Delaware limited liability company (the “Borrower”), whose address is c/o DWS, RREEF Management LLC, 101 California Street, 24th Floor, San Francisco, California 94111, promises to pay Six Million Nine Hundred Fifty Thousand Dollars ($6,950,000), together with interest according to the terms of this Secured Promissory Note (this “Note”), to the order of TRANSAMERICA PREMIER LIFE INSURANCE COMPANY, an Iowa corporation (together with its successors and assigns, the “Lender”), whose address is c/o AEGON USA Realty Advisors, LLC, 6300 C Street SW, MS 3B-CR, Cedar Rapids, Iowa 52499. Capitalized terms used but not defined in this Note shall have the meanings assigned to them in the Deed of Trust, as defined in Section 12 below.

1.	CONTRACT INTEREST RATE
The principal balance of this Note shall bear interest at the rate of the lesser of (i) four and fifty-six one hundredths percent (4.56%) per annum (the “Note Rate”) and (ii) the maximum interest rate allowed by law, as described in Section 24 below. Interest shall accrue based on twelve (12) thirty- (30) day months.

2.	SCHEDULED PAYMENTS

2.1	PREPAYMENT OF INTEREST FOR THE MONTH OF FUNDING
Unless the funding of the loan evidenced by this Note (together with all additional charges, advances and accruals, the “Loan”) occurs on the first (1st) day of a calendar month, the Borrower shall prepay, on the date of the funding, interest due from the date of the funding through and including the last day of the calendar month in which the funding occurs.

2.2	MONTHLY PAYMENTS

(a)
Interest-Only Payments. Commencing on the first (1st) day of February, 2019 and on the first (1st) day of each subsequent calendar month through and including January 1, 2021 (the “Interest-Only Period”), the Borrower shall remit to the Lender an interest-only payment equal to all accrued Note Rate interest on the outstanding principal balance of the Note.

(b)
Principal and Interest Payments. On the first (1st) day of February, 2021 and on the first (1st) day of each subsequent calendar month through December 2028, the Borrower shall pay an installment of principal and interest in the amount of Thirty-Five Thousand Four Hundred Sixty-Two and 83/100 Dollars ($35,462.83). Monthly installments of principal and interest shall be made when due, regardless of the prior acceptance by the Lender of unscheduled payments.

2.3	ACH PAYMENTS

Secured Promissory Note    1
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

The Borrower shall cause regular monthly payments to be made using the Automated Clearing House (ACH) system.

2.4	FINAL PAYMENT
The Loan shall mature on the first (1st) day of January, 2029 (the “Maturity Date”), when the Borrower shall pay its entire principal balance, together with all accrued interest and any other amounts owed by the Borrower under this Note or under any of the other documents entered into now or in the future in connection with the Loan (the “Loan Documents”).

3.	BALLOON PAYMENT ACKNOWLEDGMENT
The Borrower acknowledges that the scheduled monthly debt service payments referred to in Section 2.2 will not amortize fully the principal sum of this Note over its term, resulting in a “balloon” payment at maturity. Any future agreement to extend this Note or refinance the Indebtedness it evidences may be made only by means of a writing executed by a duly authorized officer of the Lender.

4.	APPLICATION OF MONTHLY PAYMENTS
When the Lender receives a monthly payment, the Lender shall apply it to interest in arrears for the previous month, and, after the Interest-Only Period, first to interest in arrears for the previous month and then to the amortization of the principal amount of this Note, unless other amounts are then due under this Note or the other Loan Documents. If other amounts are due when a regular monthly payment is received, the Lender may, at its discretion, place the amount received into a “suspense” account pending receipt of all amounts owed with respect to the Indebtedness or may apply it to any amount owed with respect to the Indebtedness, at its sole and absolute discretion.

5.	DEFAULT INTEREST
If a Default exists (as defined in Section 9 below) the outstanding principal balance of this Note shall, at the option of the Lender, bear interest at a rate (the “Default Rate”) equal to the lesser of (i) ten percent (10%) per annum over the Note Rate and (ii) the Maximum Permitted Rate. If interest has accrued at the Default Rate during any period, the difference between such accrued interest and interest which would have accrued at the Note Rate during such period shall be payable on demand. If a court of competent jurisdiction determines that any interest charged has exceeded the maximum rate allowed by law, the excess of the amount collected over the legal rate of interest will be applied to the Indebtedness as a principal prepayment without premium, retroactively, as of the date of receipt, or returned to the Borrower if the Indebtedness has been fully paid.

6.	GRACE PERIOD AND LATE CHARGE
If the Lender does not receive any scheduled monthly debt service payment on or before the tenth (10th) day of the calendar month in which it is due, the Lender will send the Borrower written Notice that a late charge equal to five percent (5%) of the late payment has accrued, provided, however, that no late charge shall be assessed on the “balloon” payment due on the Maturity Date. The Borrower shall pay any such late charge with the next scheduled monthly payment following the month during

Secured Promissory Note    2
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

which the late payment was scheduled to have been received. If the Loan is accelerated under Section 10 due to a monthly payment default, and the Lender seeks to collect interest at the Default Rate under Section 5 in respect of the interest accrual period related to which any delinquent monthly payment relates, then the late charge accrued with respect to the related delinquent monthly payment shall be deemed to have been waived by the Lender.

7.	PREPAYMENT
This Note may be prepaid, in whole only upon not less than thirty (30) days’ prior written Notice to the Lender. At the time of any prepayment, the Borrower shall pay all accrued interest on the principal balance of this Note and all other sums due to the Lender under the Loan Documents. In addition, unless the prepayment is a “Permitted Par Prepayment” (as defined in Section 8 below), the Borrower shall remit together with any prepayment a premium (the “Prepayment Premium Amount”) equal to the greater of (A) one percent (1%) of the prepayment amount and (B) the amount (the “Yield Protection Amount”) calculated in accordance with the next succeeding paragraph of this Note.
Unless the one percent (1%) minimum prepayment premium applies, the “Prepayment Premium Amount” is the amount by which the present value of scheduled Loan payments (the “Total Present Value”) on the prepaid indebtedness exceeds the prepaid amount. To determine the Total Present Value, each of the scheduled payments to be made under the terms of this Note, including the “balloon” payment due at this Note’s maturity, shall be discounted to its present value as of the prepayment date. For this purpose, the Lender shall use a discount rate 50 basis points over the interest rate on a hypothetical instrument which, assuming monthly compounding of interest, would produce a yield (as published by The Wall Street Journal on its website, or if The Wall Street Journal ceases to publish such yields, as published by another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities) equal to the interpolated average yield of U.S. Government Securities/Treasury Constant Maturities having the same average life as the remaining average life of the Loan (the “Prepayment Treasury Rate”). The Lender shall interpolate the yield on a straight-line basis.
The Prepayment Treasury Rate shall be determined as of five (5) Business Days (as defined in the Deed of Trust) before the date of the prepayment. The sum of these present value amounts equals the Total Present Value of a prepayment in full. If the prepayment is a partial prepayment, the Total Present Value equals the sum of these present value amounts multiplied by a fraction, the numerator of which is the principal amount to be prepaid and the denominator of which is the principal balance of the Loan as of the date of prepayment.
Voluntary partial prepayments shall be prohibited.
The Prepayment Premium Amount constitutes liquidated damages to compensate the Lender for reinvestment costs, lost opportunity costs, and the loss by the Lender of its bargained-for investment in the Loan. The Borrower agrees that such liquidated damages are not a penalty but are a reasonable estimate in good faith of the actual damages sustained by the Lender as a result of such prepayment, which actual damages are impossible to ascertain with precision.

8.	PERMITTED PAR PREPAYMENTS

Secured Promissory Note    3
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

The Lender shall not charge a prepayment premium on certain prepayments (the “Permitted Par Prepayments”). Permitted Par Prepayments include:

(a)	any prepayment in full of the Loan made no more than ninety (90) days before the Maturity Date; and

(b)
any prepayment made as the result of the Lender’s election to apply insurance or condemnation proceeds to the principal balance of this Note or to achieve any required loan to value ratio that is a prerequisite to the Borrower’s rights to obtain and to use such proceeds.

9.	DEFAULT
A default on this Note (“Default”) shall exist if (a) the Lender fails to receive any required debt service payment on or before the tenth (10th) day of the calendar month in which it is due, (b) the Borrower fails to pay the matured balance of this Note on the Maturity Date, or (c) a “Default” exists as defined in any other Loan Document. If a Default exists and the Lender engages counsel to collect any amount due under this Note or if the Lender is required to protect or enforce this Note in any probate, bankruptcy or other proceeding, then any expenses incurred by the Lender in respect of the engagement, including the reasonable fees and reimbursable costs and expenses of counsel and including such costs and fees which relate to issues that are particular to any given proceeding, shall constitute Indebtedness evidenced by this Note, shall be payable within five (5) Business Days following written demand, and shall bear interest at the Default Rate. Such fees, costs and expenses include those incurred in connection with any action against the Borrower for a deficiency judgment after a foreclosure or trustee’s sale of the Real Property under the Deed of Trust, including all of the Lender’s reasonable attorneys’ fees, costs and expenses and all property appraisal costs and witness fees. Such fees and costs, if incurred after a foreclosure or trustee’s sale, shall not be secured by the Deed of Trust.

10.	ACCELERATION
If a Default exists, the Lender may, at its option, declare the unpaid principal balance of this Note to be immediately due and payable, together with all accrued interest on the Indebtedness, all costs of collection (including reasonable attorneys’ fees, costs and expenses) and all other charges due and payable by the Borrower under this Note or any other Loan Document. If the subject Default has arisen solely from a failure by the Borrower to make a regular scheduled monthly debt service payment, the Lender shall not accelerate the Indebtedness unless the Lender shall have given the Borrower advance Notice of its intent to do so and a cure period of at least three (3) Business Days.
If the subject Default is a Curable Non-Monetary Default, the Lender shall exercise its option to accelerate only by delivering Notice of acceleration to the Borrower. The Lender shall not deliver any such Notice of acceleration until (a) the Borrower has been given any required Notice of the prospective Default and (b) any applicable cure period has expired.

11.	PREPAYMENT FOLLOWING ACCELERATION

Secured Promissory Note    4
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

Any Default resulting in the acceleration of the Indebtedness shall be conclusively presumed to be an attempt to avoid the provisions of Section 7 of this Note, which prohibit prepayment or condition the Lender’s obligation to accept prepayment on the payment of a prepayment premium. Accordingly, if the Indebtedness is accelerated, the Borrower agrees to pay the prepayment premium that would have been applicable under Section 7 (calculated from the date of acceleration through the Maturity Date).

12.	SECURITY
This Note is secured by a Deed of Trust, Security Agreement and Fixture Filing (the “Deed of Trust”) granted by the Borrower to First American Title Insurance Company, the Trustee, for the benefit of the Lender, conveying certain real property (the “Real Property”) located in the City of Seattle, King County, Washington, and granting a security interest in certain fixtures and personal property, and by an Absolute Assignment of Leases and Rents made by the Borrower to the Lender, assigning the landlord’s interest in all present and future leases (the “Leases”) of all or any portion of the Real Property encumbered by the Deed of Trust. Reference is made to the Loan Documents for a description of the security and rights of the Lender. This reference shall not affect the absolute and unconditional obligation of the Borrower to repay the Loan in accordance with its terms.

13.	RECOURSE TO BORROWER
The Lender agrees that it shall not seek to enforce any monetary judgment with respect to the Indebtedness against the Borrower except through recourse to the Property (as defined in the Deed of Trust), unless the obligation from which the judgment arises is one of the “Carveout Obligations” defined in Section 14.

14.	CARVEOUT OBLIGATIONS
The “Carveout Obligations” are (a) the obligation to repay the entire Indebtedness, if the Lender’s exculpation of the Borrower from personal liability under this Section has become void as set forth below, (b) the obligation to indemnify the Lender in respect of its actual damages suffered in connection with any of the Carveouts, and (c) the obligation to defend and hold the Lender harmless from and against any claims, judgments, causes of action or proceedings arising from any of the Carveouts.

14.1	THE CARVEOUTS
The “Carveouts” are:

(a)	Fraud or material written misrepresentation.

(b)
Physical waste of the Property (which shall include damage, destruction or disrepair of the Real Property caused by a willful act or grossly negligent omission of the Borrower, but shall exclude ordinary wear and tear in the absence of gross negligence).

(c)	Misappropriation of tenant security deposits (including proceeds of tenant letters of credit), insurance proceeds or condemnation proceeds.

Secured Promissory Note    5
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

(d)
Failure to turn over to the Lender all tenant security deposits and tenant letters of credit required to be held by the Borrower under the terms of the leases of the Real Property on or prior to the date on which the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(e)
Failure to pay property taxes, assessments or other lienable impositions to the taxing authority prior to their delinquency (except for such Impositions as are to be paid by the Lender from the Escrow Fund pursuant to the terms of the Deed of Trust, provided that Borrower has made all required Monthly Escrow Payments) or to the Lender to the extent such impositions have accrued on the date the Lender receives title to the Real Property following the foreclosure of its lien or by delivery of the deed in lieu of foreclosure.

(f)
Failure to maintain insurance coverage that meets the requirements set forth in the Loan Documents, even if the Lender has accepted coverage furnished by a tenant under a Key Lease (or any other person) that does not meet such requirements, and even if the Lender does not receive insurance proceeds in accordance with the Loan Documents as the result of conflicting provisions of a Key Lease.

(g)	The cost to the Lender of the forced placement of insurance, as permitted under the Loan Documents.

(h)
Failure to pay to the Lender all amounts paid to the Borrower in consideration of the Borrower’s release of a party from liability for a contractual or other legal obligation (e.g., lease termination, space contraction, and legal settlement payments) (“Termination Payments”). Termination Payments do not include payments of Rents under Two Hundred Fifty Thousand Dollars ($250,000) paid pursuant to termination or space contraction options contained in Leases approved by the Lender or in Leases deemed approved or not requiring Lender approval under the Assignment.

(i)	Failure to pay to the Lender all rents, income and profits, net of reasonable and customary operating expenses, received in respect of a period when the Loan is in Default.

(j)	The out-of-pocket expenses of enforcing the Loan Documents following Default, not including expenses incurred after the Lender has received a Qualified Offer.

(k)	Executing, terminating or amending a lease of the Real Property in violation of the Loan Documents.

(l)	Any liability of the Borrower under the Environmental Indemnity Agreement.

14.2	EXCULPATION VOID
The Lender’s exculpation of the Borrower from personal liability for the repayment of the Indebtedness shall be void without notice if any of the following occurs:

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Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

(a)	The Borrower voluntarily transfers the Property or creates any material voluntary lien on the Property in violation of the Loan Documents.

(b)	The Borrower causes or allows the filing of an involuntary bankruptcy petition under Title 11 of the United States Code in collusion with creditors other than the Lender.

(c)
The Borrower files a voluntary petition for reorganization under Title 11 of the United States Code (or under any other present or future law, domestic or foreign, relating to bankruptcy, insolvency, reorganization proceedings or otherwise similarly affecting the rights of creditors), and has not made a Qualified Offer prior to the filing.

(d)	After the Lender accepts a Qualified Offer, the Borrower defaults in fulfilling the terms of the accepted Qualified Offer.

15.	SEVERABILITY
If any provision of this Note is held to be invalid, illegal or unenforceable in any respect, or operates, or would if enforced operate to invalidate this Note, then that provision shall be deemed null and void. Nevertheless, its nullity shall not affect the remaining provisions of this Note, which shall in no way be affected, prejudiced or disturbed.

16.	WAIVER
Except to the extent that such rights are expressly provided in this Note, the Borrower waives demand, presentment for payment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, dishonor and of nonpayment and any and all lack of diligence or delays in collection or enforcement of this Note. Without affecting the liability of the Borrower under this Note, the Lender may release any of the Property, grant any indulgence, forbearance or extension of time for payment, or release any other Person now or in the future liable for the payment or performance of any obligation under this Note or any of the Loan Documents.
The Borrower further (a) waives any homestead or similar exemption; (b) waives any statute of limitation; (c) agrees that the Lender may, without impairing any future right to insist on strict and timely compliance with the terms of this Note, grant any number of extensions of time for the scheduled payments of any amounts due, and may make any other accommodation with respect to the Indebtedness; (d) waives any right to require a marshaling of assets; and (e) to the extent not prohibited by applicable law, waives the benefit of any law or rule of law intended for its advantage or protection as a debtor or providing for its release or discharge from liability under this Note, excepting only the defense of full and complete payment of all amounts due under this Note and the Loan Documents.

17.	VARIATION IN PRONOUNS
All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause

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Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

herein may require, the same as if such word had been fully and properly written in the correct number and gender.

18.	WAIVER OF JURY TRIAL
TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

19.	OFFSET RIGHTS
In addition to all liens upon and rights of setoff against the money, securities, or other property of the Borrower given to the Lender by law, the Lender shall have a lien upon and a right of setoff against all money, securities, and other property of the Borrower, now or hereafter in possession of or on deposit with the Lender, whether held in a general or special account or deposit, or safe-keeping or otherwise, and, following a Default, every such lien and right of setoff may be exercised without demand upon, or notice to the Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of the Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Lender.

20.	COMMERCIAL LOAN
The Borrower hereby represents and warrants to the Lender that the Loan was made for commercial or business purposes, and that the proceeds of the Loan evidenced by this Note will be used solely in connection with such purposes.

21.	REPLACEMENT OR BIFURCATION OF NOTE
If this Note is lost or destroyed, the Borrower shall, at the Lender’s request, execute and return to the Lender a replacement promissory note identical to this Note, provided the Lender delivers to the Borrower an affidavit to the foregoing effect. Upon delivery of the executed replacement note, the Lender shall indemnify the Borrower from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section 21 shall result in a novation of the Borrower’s obligations under this Note. In addition, the Lender may at its sole and absolute discretion require that the Borrower execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Borrower’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Lender shall return this Note to the Borrower marked to evidence its cancellation.

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Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

22.	GOVERNING LAW
This Note shall be construed and enforced according to, and governed by, the laws of Washington without reference to conflicts of law provisions which, but for this provision, would require the application of the law of any other jurisdiction.

23.	TIME OF ESSENCE
In the performance of the Borrower’s obligations under this Note, time is of the essence.

24.	AGREEMENT CONCERNING INTEREST
The provisions of this Note and of the Deed of Trust now or hereafter existing are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under Washington law. If, from any circumstances whatsoever, the performance or fulfillment of any provision of this Note, or of the Deed of Trust, at the time performance of such provision shall be due, shall exceed the limit of validity prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, the Lender shall ever receive anything of value which is deemed to be interest by Washington law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount of this Note or on account of any other principal Indebtedness of the Borrower to the Lender and to the payment of interest thereon or, if such excessive interest exceeds the unpaid balance of principal of this Note and such other Indebtedness, such excess shall be refunded to the Borrower.

25.	NO ORAL AGREEMENTS
THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

[Signature appears on the next page]

Secured Promissory Note    9
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the Effective Date.
BORROWER:

RPT WALLINGFORD PLAZA, LLC,
a Delaware limited liability company

By: /s/ Sandra Fung
Printed Name: Sandra Fung
Title: Authorized Signatory

Secured Promissory Note    SIGNATURE PAGE
Wallingford Plaza, Seattle, Washington
AEGON Loan No. 10518230
98950699.3 0027988-00963